Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 7, 2013 of the financial statements of Proteologics Ltd, which appears in XTL Biopharmaceuticals Ltd. 2012 Annual Report on Form 20-F.

/s/ Kesselman & Kesselman

Certified Public Accountant (Isr.)

A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

April 25, 2013